Exhibit 3.2

FORM OF

AMENDED AND RESTATED

BYLAWS

OF

CHG HEALTHCARE SERVICES, INC.

(the “Corporation”)

            , 2006

ARTICLE I.

OFFICES

Section 1. Registered Office. The Corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

Section 2. Principal Executive Office. The principal executive office of the Corporation shall be at the principal place of business of the Corporation and shall not be its registered office.

Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting.

a. Annual meetings of stockholders will be held each year on such date and at such time as designated by the Board of Directors. At the annual meeting, stockholders shall elect directors and transact such other business as may properly be brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder, who (A) complies with the notice procedures set forth in Section 2 of Article II, (B) is a stockholder of record at the time of the giving of such stockholder’s notice, and (C) shall be entitled to vote at the annual meeting. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who (A) complies with the notice procedures set forth in Section 2 of Article II and (B) is a stockholder of record at the time of the giving of such stockholder’s notice and is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting.

Section 2. Stockholder Proposals.

a. For nominations or other business to be properly brought before an annual meeting by a stockholder: (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and (ii) the subject matter thereof must be a matter which is a proper subject matter for stockholder action at such meeting. Except as otherwise provided in the Corporation’s certificate of incorporation, as amended, restated or supplemented from time to time (the “Certificate of Incorporation”), to be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days before the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

b. Such stockholder’s notice shall set forth the following: (i) as to any business that the stockholder proposes, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (ii) as to each person whom the stockholder proposes to nominate for election or reelection as a director, the name, age, business address and, if known, residential address, principal occupation or employment, the class, series and number of shares beneficially owned by such nominee and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) whether such stockholder, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the stockholders of the Corporation; and (iv) as to the stockholder giving the notice (A) the name and address of such stockholder, as they appear on the Corporation’s books, (B) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder, and (C) any material interest of such stockholder in such proposal, in the case of nominations, a description of all arrangements or understandings between the stockholder and each nominee and any other persons pursuant to which nominations are to be made by the stockholder. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

c. Notwithstanding the foregoing provisions of this Section 2, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Securities Exchange Act of 1934, as amended. The chairman of any meeting of stockholders shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any item of business has been properly brought before the meeting in accordance with these Bylaws, and if the chairman should so determine and declare that any item of business has not been properly brought before an annual meeting, then such business shall not be transacted at such meeting.

d. Notwithstanding the foregoing provisions of this Section 2, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present an item of business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 3. Special Meetings. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or by the Certificate of Incorporation, special meetings of the stockholders may only be called by (i) the Chairman of the Board of Directors or the President, or (ii) the Secretary upon the direction of the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. No stockholder may call a special meeting. No business shall be transacted at any special meeting of the stockholders except that business which relates to the purpose or purposes set forth in the notice of the meeting.

Section 4. Notices.

a. Written notice of each annual or special meeting of the stockholders, specifying the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given at least ten (10) but not more than sixty (60) days prior to such meetings to each stockholder entitled to vote at such meeting. Notice of a special meeting of the stockholders shall also state the purpose or purposes for which the meeting is called. Each notice of a special meeting of stockholders shall indicate that it has been issued by or at the direction of the person or persons calling the meeting.

b. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

c. A written waiver of notice signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Section 5. Place of Meetings. Every annual meeting of the stockholders shall be held at such place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of any such meeting, and every special meeting shall be held at such place within or without the State of Delaware as may be stated in the notice of such special meeting. The Board of Directors may determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communications in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (“DGCL”). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 6. Quorum. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders there shall be present, either in person or by proxy, the holders of a majority of the shares of the Corporation entitled to vote thereat in order to constitute a quorum. Any meeting of the stockholders at which a quorum is not present may be adjourned from time to time to some other time by a majority of the stockholders represented thereat, but no other business shall be transacted at such meeting. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 7. Voting.

a. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any question, other than the election of directors, brought before any meeting of stockholders will be decided by the vote of the holders of at least a majority of the voting power of the capital stock represented and entitled to vote thereat. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast. Upon all questions, every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share of common stock standing in his name on the books of the Corporation and qualified to vote.

b. At all meetings of the stockholders, absent stockholders entitled to vote thereat may vote by proxy or by the attorney-in-fact thereof. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by the laws of the State of Delaware.

Section 8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided in the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE III.

DIRECTORS

Section 1. Duties and Powers; Term.

a. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and any Bylaw of the Corporation adopted by the stockholders of the Corporation; provided, however, that no Bylaw of the Corporation hereafter adopted by the stockholders of the Corporation, nor any amendment thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaw or amendment thereto had not been adopted.

b. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or until his earlier resignation or removal in accordance with the Certificate of Incorporation or these Bylaws.

Section 2. Meetings.

a. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

b. Special meetings of the Board of Directors shall be called at any time by the Chairman of the Board of Directors, President or by a majority of the directors then in office.

Section 3. Notice. Written notice of the time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight (48) hours before the start of the meeting, or if sent by first class mail, at least seven (7) days before the start of the meeting. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

Section 4. Meeting by Means of Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 5. Quorum. A majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special meeting of the Board at which a quorum is not present may be adjourned from time to time to some other place or time or both by a majority of the directors present without any notice other than an announcement at the meeting at which the adjournment is taken.

Section 6. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

Section 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Number of Directors. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or by the Certificate of Incorporation, the number of directors serving on the Board of Directors of the Corporation shall be determined from time to time by a resolution adopted by the affirmative vote of two thirds of the entire Board of Directors.

Section 9. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors.

Section 10. Interested Director. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 11. Resignation; Vacancy; Removal.

a. Any director may resign from his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some future time is fixed in the resignation and in that case from that time. The acceptance of a resignation shall not be required to make it effective. Nothing herein shall be deemed to affect any contractual rights of the Corporation.

b. Subject to the rights, if any, of the holders of preferred stock, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares of capital stock then entitled to vote at an election of directors.

c. Subject to the rights, if any, of the holders of preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of Preferred Stock, any director or the entire Board of Directors may be removed, with or without cause, by the holders of at least a majority of the shares of capital stock then entitled to vote at an election of directors.

ARTICLE IV.

OFFICERS

Section 1. General. The officers of the Corporation will be chosen by the Board of Directors. The Board of Directors, in its discretion, may choose a Chairman of the Board of Directors, a President, a Secretary, and one or more Treasurers, Vice-Presidents or Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of stockholders will elect the officers of the Corporation who will hold their offices for such terms and will exercise such powers and perform such duties as determined from time to time by the Board of Directors. All officers of the Corporation will hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation will be filled by the Board of Directors. The salaries of all officers of the Corporation will be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer deems advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation owns securities and at any such meeting will possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be chosen from among the directors, shall preside at all meetings of the Board of Directors if present, and shall, in general, perform all duties incident to the position of Chairman of the Board of Directors and such other duties as, from time to time, may be assigned to him by the Board of Directors.

Section 5. Chief Executive Officer. The Chief Executive Officer shall have the general powers of oversight, supervision and management of the business and affairs of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors. The Chief Executive Officer may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents that the Board of Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law), except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation.

Section 6. President. The President shall, under the direction of the Chief Executive Officer: (i) have general and active management of business and affairs of the Corporation; (ii) implement the general directives, plans and policies formulated by the Board of Directors; and (iii) further have such duties, responsibilities and authorities as may be assigned by the Board of Directors. The President may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents that the Board of Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law), except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.

Section 7. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or, if there be no Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such person’s transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 8. Vice President. The several Vice Presidents shall have such powers and duties as may be assigned to them by these Bylaws and as may from time to time be assigned to them by the Chief Executive Officer, the President or the Board of Directors. Each Vice President may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents that the Board of Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law), except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.

Section 9. Secretary. The Secretary will attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary also will perform like duties for the standing committees when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he will be. If there is no Secretary, or the Secretary is unable or refuses to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, or is unable to attend any of such meetings, then either the Board of Directors or the President may choose another officer to cause such notice to be given or act as Secretary of such meeting. The Secretary will have custody of the seal of the Corporation and the Secretary will have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary will see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 10. Other Officers. Such other officers as the Board of Directors may choose will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 11. Resignation; Removal. Any officer may be removed at any time by the Board of Directors or the Chief Executive Officer, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action that any officer may have as a result of such officer’s removal in breach of a contract of employment.

ARTICLE V.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Power to Indemnify. The Corporation may indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or on the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Section 2. Expenses. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article V.

Section 3. Non-Exclusivity. The indemnification provided by this Article V is not exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 of this Article V is made to the fullest extent permitted by law. The provisions of this Article V do not preclude the indemnification of any person who is not specified in Section 1 of this Article V but whom the Corporation has the power or obligation to indemnify under the provisions of the Certificate of Incorporation, the DGCL, or otherwise. The indemnification provided by this Article V continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person. Subject to any applicable laws, all rights provided by or granted pursuant to this Article V shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article V is in effect. Any repeal or modification of this Article V shall not in any way diminish any rights to indemnification of such directors, officers, employees or agents, or the obligations of the Corporation arising hereunder.

Section 4. Indemnification by Others. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

Section 5. Insurance. The Corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under provisions of this Article V.

ARTICLE VI.

COMMON STOCK

Section 1. Form of Certificates. The Corporation may issue certificates to evidence the shares of its stock, if and to the extent such certificates are issued, they will be signed, in the name of the Corporation by (i) the Chairman of the Board of Directors, the President, or a Vice-President and (ii) the Treasurer or an Assistant Treasurer, the Secretary, or an Assistant

Secretary, of the Corporation or other officer designated by the Board of Directors, certifying the number of shares owned by him in the Corporation.

Section 2. Signatures. Where a stock certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any stock certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation is transferable in the manner prescribed by law, the Certificate of Incorporation of the Corporation and in these Bylaws. If shares intended to be transferred are represented by stock certificates, transfers of stock will be made on books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which will be canceled before a new certificate is issued.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares or owner-in-trust of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VII.

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, except as otherwise provided in these Bylaws, such notice may be given personally, or by mailing a copy of such notice, postage prepaid, directly to such director, member of a committee or stockholder to his or her address as it appears in the records of the Corporation or by transmitting such notice thereof to him or her by facsimile, cable or, to the extent permissible under Section 232 of the Delaware General Corporation Law, other electronic transmission to the number or address specified in the records of the Corporation.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent thereto.

ARTICLE VIII.

GENERAL PROVISIONS

Section 1. Corporate Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be January 1 through December 31, unless otherwise fixed by the Board of Directors.

ARTICLE IX.

ELECTRONIC TRANSMISSION

When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

ARTICLE X.

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have power to adopt, amend, alter or repeal these

Bylaws of the Corporation. The affirmative vote of not less than a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. These Bylaws may also be adopted, altered, amended or rescinded, by the affirmative vote of the holders of not less than 80% of the Corporation’s then outstanding common stock.